Exhibit 99.1

Bacterin Announces New CEO

BELGRADE, Montana , August 7, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced that Daniel "Dan" Goldberger has agreed to become the company’s new Chief Executive Officer. Dan is expected to start next week.

Dan has more than 25 years of experience in the medical technology and device industry. He was most recently CEO of Sound Surgical Technologies from April 2007 through its merger with Solta Medical (Nasdaq SLTM) in February 2013. During his career, he has held several executive leadership positions within the medical device industry; as the CEO and Director and Xcorporeal Inc. and President of Medical Group of OSI Systems.

Kent Swanson, Chairman of the Board said: “We are very excited and it is a great pleasure for us to welcome Dan Goldberger to Bacterin International. As the Company’s CEO, he will be responsible for delivering sustainable top-line growth, and achieving profitability. His deep knowledge of the industry as well as his extensive experience in sales and marketing and operations as well as financial transformations will be pivotal in helping the company achieve its strategic objectives, while meeting customer needs.”

Dan Goldberger commented: “Bacterin International is a formidable competitor in this burgeoning biologics and regenerative medicine space with an immense array of products and manufacturing capabilities. I am impressed with the foundation of business for which I have been given the responsibility to lead. I look forward to working with the company’s employees and customers, and driving the business into sustained profitability for its customers, employees and shareholders.”

Dan is a named inventor on more than 60 US patents. He holds a BS in Mechanical Engineering from the Massachusetts Institute of Technology and an MS in Mechanical Engineering from Stanford University.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others the risk factors listed in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com